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                                                                   EXHIBIT 10.58


          SUPPLEMENTAL AGREEMENT TO THE LEASE AGREEMENT OF MODERN CITY


Party A:                   HAO ZHANGANG, HAO JIANING, MENG CAIXIA
                           (Collectively, "Owner")

Number of Identity Cards:  HAO Zhangang: 110101620910257
                           MENG Caixia:  320302640319324
                           HAO Jianing:  NO IC card
Domicile:                  1st Floor, Blue Sky Office Building, 58 Fengtai Road,
                           Fengtai District, Beijing.

Party B:                   BEIJING BLUE SKY YUNDA TECHNOLOGY DEVELOPMENT
                           CO., LTD. ("Lessor")
Registration Number:       1101062178142 (1-1)
Registered Address:        Blue Sky Office Building, 58 Fengtai Road, Fengtai
                           District, Beijing
Legal Representative:      HAO Zhangang

Party C:                   BEIJING STONE RICH SIGHT INFORMATION TECHNOLOGY
                           CO., LTD. ("Lessee")

Registration Number:       Qi He Jing Zong Fu Zi NO. 006990
Registered Number:         A1 Wanquanzhuang, Haidian District, Beijing
Legal Representative:      MAO Daolin

Party D:                   SCITE INTERNATIONAL PROPERTY MANAGEMENT CO., LTD.
                           BEIJING SCITE MODERN BRANCH ("Property Manager")
Registered Address:        SOHO Modern City, 88 Jianguo Road, Chaoyang District

WHEREAS:

The Owner, Lessor and Lessee have entered into the Lease Agreement of Modern City ("Lease Agreement"). In accordance with the Lease Agreement, the Lessor and Owner lease the office unit on 16th floor of Block C, Party A of SOHO Modern City, 88 Jianguo Road, Chaoyang District, Beijing, China. The lease property is managed by the Property Manager. To specify the rights and obligations of all relevant parties in relation to the use and management of the lease property, after friendly consultation, the relevant parties have reached the following agreement:

1. The Owner and Lessor have agreed that the Lessee, as the user of the lease property, has the same right to use the lease property as that of the Owner during the term of the lease. The right to use the lease property herein includes but not limited to the rights of property owners stipulated in the Covenants of Use, Management and Maintenance of SOHO Modern City Property, approved by


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     Beijing Municipal Bureau of House and Land Administration with the approval number of Wai Zi No.148, attached herewith as Schedule I, excluding the ownership right, the right to dispose of the property and the right to benefit from the property.

2. All the parties hereto have agreed that the Lessee, as the user of the lease property, has the same right to enjoy property management services of the lease property as that of the Owner during the term of the lease. The property management services herein includes but not limited to the services contained in the Service Guide attached herewith as Schedule II and the Network Service Guide of SOHO Modern City attached herewith as
     Schedule III. The Property Manager warrants and undertakes that usual and continuous property management services will be provided to the Lessee from the date on which the Lessee occupies the lease property.

3. In addition to the property management services, the Owner, Lessor and Property Manager agree to provide the following extra services:

     (1) to cooperate with the Lessee and provide necessary conditions for decoration of the lease property;

     (2)  to install separate electricity meter free of charge;

     (3) to supply power not lower than 70 KW, and provide necessary assistance for Lessee's internal power supply system;

     (4) to provide all necessary assistance and cooperation in applying for and maintaining separate and independent lines;

     (5) to provide all necessary assistance and cooperation in applying for, using and maintaining direct-dial telephone lines, trunk lines, internal telephone networks and Intranet.

4. The fees payable for the services to be provided not free of charges by the Property Manager in addition to those covered by property management fees, shall be paid directly to the Property Manager based on the actual services. Power bills, telephone bills and other telecommunication bills shall be paid directly to the relevant authorities.

5. If the Owner, Lessor and Property Manager default against their respective obligations, the Lessee is entitled to demand specific performance from the defaulting party. If within ten days after the Lessee's demand, the defaulting party fails to rectify its defaults or fails to take sufficient, effective and timely remedial actions and to fully compensate the Lessee for its losses attributable to the defaults, the Lessee is entitled to demand a deduction in relevant amount from the property management fees included in the rent. If the dispute is not reasonably and appropriately resolved, the Lessee is entitled to unilaterally terminate the Lease Agreement, and reserve the right to seek compensation.


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6.   The Owner, Lessor and Lessee have agreed that this agreement is the supplemental agreement to the Lease Agreement, having equal binding effect with the Lease Agreement.

7. This supplemental agreement becomes effective upon the signatures of all the parties hereto, and terminates upon the termination of the Lease Agreement.


Owner:  HAO Zhangang, HAO Jianing, MENG Caixia

Signatures:          /s/
                ---------------

Date: January 2002

Lessor: Beijing Blue Sky Yunda Technology Development Co., Ltd.

Authorized representative:          /s/
                               ----------------

Date: January 2002


Lessee:    Beijing Stone Rich Sight Information Technology Co., Ltd.

Authorized representative:          /s/
                               ----------------

Date: January 2002


Property Manager: Scite International Property Management Co., Ltd. Beijing Scite Modern Branch

Authorized representative:          /s/
                               ----------------

Date: January 2002



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